LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby constitutes and appoints Melissa Chia with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director or both of Tishman Speyer Innovation Corp. II (the
"Company"), Forms 3, 4 and 5 (and any amendments thereto) in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and the rules thereunder, and any Form 144 under the Securities Act of
1933, as amended;

2.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or Form 144 Notice, complete and execute any amendments thereto, and timely file such form with the Securities and Exchange Commission (the "SEC") and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4, 5 or Form 144 with the SEC;

3.	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this
Limited Power of Attorney and approves and ratifies any such release of information; and

4.	take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of January, 2021.

JENNIFER WONG SHARP


/s/ Jennifer Wong Sharp